UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 24, 2019

PacWest Bancorp

(Exact name of registrant as specified in its charter)

Delaware	001-36408	33-0885320
(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

9701 Wilshire Boulevard, Suite 700, Beverly Hills, California 90212

(Address of principal executive offices and zip code)

(310) 887-8500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) of Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

PacWest Bancorp (the “Company”) today announced that on April 12, 2019, Mark T. Yung was appointed as Executive Vice President and Chief Operating Officer of the Company and Pacific Western Bank.  Mr. Yung’s employment will commence on May 13, 2019 (the “Start Date”).

Mr. Yung, 45, has served as an independent director of the Company since 2017, and he is currently a member of the audit committee (the “Audit Committee”) and risk committee (the “Risk Committee”) of the Company’s board of directors (the “Board”). Mr. Yung will remain on the Board as an unpaid employee director and as a member of the Risk Committee following the Start Date.  Mr. Yung will resign from the Audit Committee effective as of the Start Date.

Mr. Yung is co-founder and served as managing principal of OCV Management, LLC, an investor, owner and operator of technology and life science companies based in Los Angeles, since 2016.  Previously, Mr. Yung served as managing director of Orchard Capital Corp. (“Orchard Capital”), a firm he joined in 2006.  Prior to joining Orchard Capital, Mr. Yung served as a senior vice president in the Corporate Strategy and Merger and Acquisitions groups of Citigroup in New York and ABN AMRO in Amsterdam, Netherlands.  Prior to his corporate strategy roles, Mr. Yung served as an investment professional at JPMorgan Partners (“JPMP”).  At JPMP, Mr. Yung focused on venture capital, growth equity and buyout transactions in Latin America and served as a board member for various emerging companies in the region.  Mr. Yung began his career in 1996 at Chase Securities, Inc., focusing on leveraged finance for cross border buyouts and privatizations.  Mr. Yung received a Bachelor of Arts degree from Cornell University and a Master of Business Administration degree from INSEAD.

Pursuant to Mr. Yung’s offer of employment from the Company, he will receive the following compensation: (1) an annual base salary of $800,000; (2) a guaranteed bonus for 2019 of $1,000,000; (3) participation after 2019 in the Company’s Executive Incentive Plan, which provides cash awards to the Company’s executive team based on the achievement of certain performance goals, with a target annual incentive of 125% of his base salary; (4) a one-time grant of Company restricted stock with a value of approximately $2,100,000 that will vest ratably over three years subject to the terms of the Company’s 2017 Stock Incentive Plan; (5) participation after 2019 in the Company’s long-term incentive compensation program, pursuant to which he will be eligible for annual restricted stock and performance stock unit grants with an aggregate grant-date value of two times his base salary; (6) paid time off and participation in the Company’s health and welfare, 401(k) and other employee benefits plans in accordance with their terms; and (7) participation in the Executive Severance Pay Plan with a designated multiple of two times annual compensation.  Further information about the Company’s executive compensation, incentive plans, benefits, and severance plans are included in the Company’s most recent proxy statement filed with the Securities and Exchange Commission on March 28, 2019.

This information should be read in conjunction with the proxy statement of the Company dated March 28, 2019, which was made available to the stockholders of the Company in connection with the solicitation of proxies by the Board for the 2019 Annual Meeting of Stockholders and any adjournment or postponement thereof.

A copy of the press release announcing Mr. Yung’s appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Press release dated April 24, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PacWest Bancorp

Date: April 24, 2019

	By:	/s/ Kori L. Ogrosky
	Name:	Kori L. Ogrosky
	Title:	Executive Vice President, General Counsel & Corporate Secretary